                                                                                               EXHIBIT 10.31

                                  NAVISTAR 1994 PERFORMANCE INCENTIVE PLAN
                                     (Amended as of December 11, 2001)

                                                 SECTION I
                                         ESTABLISHMENT OF THE PLAN

      The Board of  Directors  of Navistar  International  Corporation  approved  the  establishment  of the
Navistar  1994  Performance  Incentive  Plan  ("Plan").  The Plan  replaces  the Navistar  1988  Performance
Incentive Plan,  which  consolidated  and modified the  Corporation's  Annual  Incentive Plan, the Long Term
Incentive Plan and the 1984 Stock Option Plan into one plan.

                                                 SECTION II
                                            PURPOSE OF THE PLAN

      The  purpose of the Plan is to enable  the  Corporation  and its  subsidiaries  to attract  and retain highly  qualified  personnel,  to provide key  employees  who hold  positions  of major  responsibility  the opportunity  to earn  incentive  awards  commensurate  with  the  quality  of  individual  performance,  the achievement of performance goals and ultimately the increase in shareowner value.

                                                SECTION III
                                                DEFINITIONS

      For the purposes of the Plan, the following words and phrases shall have the meanings  described below in this Section III unless a different meaning is plainly required by the context.

(1)      "Annual  Incentive  Award" means an award of cash approved by the  Committee  based on the level of achievement  attained against annual performance goals approved by the Committee on or prior to the commencement of the applicable Fiscal year.

(2)      "Award" means an award made under the Plan.

(3)      "Board of Directors" means the Board of Directors of Navistar International Corporation.

(4)      "Change in Control"  shall be deemed to have occurred if (A) any "Person" or "group" (as such terms are used in Section 13 (d) and 14 (d) of the  Securities  Exchange Act of 1934) other than employee or retiree  benefit  plans or trusts  sponsored  or  established  by the  Corporation  or  Navistar
         International  Transportation  Corp.  ("NITC") is or becomes the "beneficial  owner" (as defined in
         Rule 13d-3 under the Securities  Exchange Act of 1934),  directly or  indirectly,  of securities of the Corporation  representing  25% or more of the combined voting power of the  Corporation's  then outstanding  securities,  (B) as the result  of, or in  connection  with,  any cash  tender  offer,
         exchange  offer,  merger  or  other  business  combination,   sale  of  assets,  proxy  or  consent
         solicitation,  contested election or substantial stock accumulation (a "Control Transaction"),  the members  of the  Board of  Directors  of the  Corporation  immediately  prior to the  first  public announcement  relating to such Control  Transaction  shall  immediately  thereafter,  or within two years,  cease to  constitute  a majority of the Board of Directors  of the  Corporation  or (C) any
         dissolution or  liquidation of the  Corporation or NITC or an agreement for the sale or disposition of all or  substantially  all (more  than 50%) of the  assets of the  Corporation  or NITC  occurs.
         Notwithstanding  the  foregoing,  the sale or  disposition  of any or all of the assets or stock of
         Navistar Financial Corporation shall not be deemed a Change in Control.

                                                         E-9

                                                                                   EXHIBIT 10.31 (CONTINUED)

(5)      "Committee" means the Committee on Compensation and Governance of the Board of Directors.

(6)      "Common Stock" means the common stock of the Corporation.

(7)      "Corporation" means Navistar International Corporation.

(8)      "Employee"  means  a  person  regularly  employed  by  the  Corporation  or any  subsidiary  of the
         Corporation, including its officers.

(9)      "Fair Market  Value" means the average of the high and the low prices of a share of Common Stock on the effective  date of grant as set forth in the New York Stock  Exchange - Composite  Transactions
         listing  published  in the  Midwest  Edition of The Wall  Street  Journal or  equivalent  financial publication.

(10)     "Fiscal Year" means the fiscal year of the Corporation.

(11)     "Incentive  Stock Option" means a right,  as evidenced by an agreement  between the Participant and the Company in a form approved by the  Committee,  to purchase a certain number of shares of Common
         Stock at Fair Market Value for a period of ten (10) years from the date of grant which  options are designed to meet the requirements set out under Section 422 of the Internal Revenue Code.

(12)     "Long-term  Incentive Award" means an award of Restricted  Shares for a long-term cycle, the amount of the award and the length of the cycle will be determined by the Committee.

(13)     "Nonqualified  Stock Option" means a right,  as evidenced by an agreement  between the  Participant and the Company in a form  approved  by the  Committee,  to purchase a certain  number of shares of
         Common  Stock at Fair  Market  Value  for a period  of ten (10)  years and one day from the date of grant on which options are stated not to be qualified as incentive  stock options under Section 422 of the U.S. Internal Revenue Code.

(14)     "Participant" means an Employee selected by the Corporation for participation in the Plan.

(15)     "Plan"  means the Navistar  1994  Performance  Incentive  Plan as set forth herein and as it may be amended hereafter from time to time.

(16)     "Qualified  Retirement"  means  a  retirement  from  employment  of the  Corporation  or any of its subsidiaries  at any time after the attainment of age fifty-five  (55) with at least ten (10) years of credited service as defined by the applicable retirement plan.

(17)     "Restricted  Share" means a share of Common Stock awarded to a Participant by the Committee without payment by the  Participant  which is  restricted  as to sale or transfer and subject to forfeiture pursuant to terms established by the Committee at the time of issuance.

(18)     "Stock Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

                                                    E-10

                                                                                   EXHIBIT 10.31 (CONTINUED)

                                                     SECTION IV
                                                     ELIGIBILITY

         Management  will,  from time to time,  select and recommend to the  Committee  Employees who are to become  Participants  in the Plan.  Such  Employees will be selected from those who, in the opinion
         of  management,   have  substantial  responsibility  in  a  managerial  or  professional  capacity.
         Employees  selected for  participation  in the Plan may not  concurrently  participate in any other annual  performance,  long-term  performance,  sales  incentive  or  profit  sharing  plan  of  the
         Corporation or any of its subsidiaries except as specifically approved by the Committee.

                                                      SECTION V
                                               ANNUAL INCENTIVE AWARDS

(1)      On or before the  commencement  of each Fiscal Year, the Committee will approve  performance  goals for corporate  achievement for such Fiscal Year, and the amount of the Annual  Incentive Awards for such Fiscal Year will be based on the level of achievement  attained  against  previously  approved performance  goals.  The  Committee  also will approve an award  percentage  for each  organization level for each performance goal.

(2)      Performance  goals for Annual  Incentive  Awards will not be increased or decreased within a Fiscal
         Year except for extraordinary circumstances approved by the Committee.

(3)      An Annual Incentive Award  determination  will be made by the Committee when the financial  results and performance levels for a Fiscal Year are presented to the Committee by management.

(4)      Payment  of an  Annual  Incentive  Award  will  be  made  in  cash  to the  Participant  as soon as practicable  after an  Annual  Incentive  Award  determination  has been made by the  Committee.  A
         Participant  who is not an  Employee  at the end of a Fiscal Year will not be entitled to an Annual
         Incentive Award for that Fiscal Year unless the Committee determines otherwise.

                                                     SECTION VI
                                             LONG TERM INCENTIVE AWARDS

(1)      On or before the  commencement  of each Fiscal Year, the Committee will approve  performance  goals for corporate  achievement for a long-term cycle as determined by the Committee.  The amount of any
         Long Term  Incentive  Award earned shall be based on the cumulative  level of performance  attained against the approved performance goals.

(2)      Criteria for Long Term Incentive  Awards will not be increased or decreased for any long-term cycle that has begun except for extraordinary circumstances approved by the Committee.

(3)      Separate Long-term Incentive Award  determinations will be made by the Committee for each long-term cycle.

                                                    E-11

                                                                                   EXHIBIT 10.31 (CONTINUED)

(4)      Restricted  Shares will be awarded by the Committee to each  Participant  approved by the Committee at the  beginning of each cycle  unless to do so would  present a  substantial  risk of causing the
         Corporation to undergo an ownership  change, as such term is defined in Section 382 of the Internal
         Revenue Code,  in which event the  Committee  shall delay the award until there is no longer such a risk.  The amount to be awarded will be pursuant to a formula  approved by the Committee  that will be based on the ability of the  Participant to contribute to the efforts to achieve the performance goals approved by the Committee for the  applicable  cycle.  The Committee  shall  designate  which shares shall be subject to performance  goals.  The Committee will make the final  Long-Term  Award determination.  No fractional  shares will be issued.  A Participant who quits or is  involuntarily separated will forfeit any Restricted  Shares.  Any Restricted  Shares forfeited shall be forfeited
         (i) to the  Company or (ii) if the  forfeiture  to the  Company  creates a  substantial  risk of an ownership  change under Section 382 of the Internal  Revenue Code,  then to the salaried and hourly pension trusts of the Corporation's  principal  operating  subsidiary pro rata based on assets held in the  trusts  as of the  beginning  of the  prior  plan  year.  If a  Participant  dies,  becomes permanently and totally disabled, or retires pursuant to a Qualified Retirement,  Restricted Shares previously  awarded which are subject to performance  goals,  will be retained until the shares are earned or forfeited for failure to meet the performance goals.

(5)      A Participant  may elect,  subject to the provisions of Section VII (2), to pay any withholding tax due on Stock  Options or on  Restricted  Shares  awarded  pursuant  to the Plan  either (i) by cash including a personal  check made payable to the  Corporation  or (ii) by  delivering at Fair Market
         Value  unrestricted  Common Stock already owned by the  Participant or (iii) by any  combination of cash or  unrestricted  Common Stock.  If the  Participant is an officer of the  Corporation  who is subject to Section  16(b) of the  Securities  Exchange Act of 1934,  he or she may make an election pursuant  to (ii)  or  (iii)  above  only if it is made in  writing  (a) at  least  six (6)  months following  the date of grant of an option or an award and at least six (6) months prior to the date on which the  amount of the  minimum  required  withholding  tax  related to the option or award is determined  or (b) within a ten-day  period  following the release of the  Corporation's  annual or quarterly  financial  results.  Once an officer,  who is subject to Section 16(b) of the Securities
         Exchange Act of 1934, makes an election  pursuant to (ii) or (iii) above with respect to a specific option or award,  it shall be  irrevocable  unless the election is  disapproved by the Committee at its next meeting  following the election.  If the  redemption of shares by the  Corporation  to pay withholding  taxes would  present a substantial  risk of causing an ownership  change under Section
         382 of the Internal  Revenue Code, the  Corporation  may refuse the  redemption.  In such a case of refusal to redeem by the Corporation,  the Participant would be permitted to sell sufficient shares to pay any withholding taxes due.

                                                     SECTION VII
                                                    STOCK OPTIONS

(1)      The Committee may grant  Nonqualified  Stock Options or Incentive Stock Options or a combination of both to  Participants  in the amount and at the time that the  Committee  approves.  Option  grants shall be limited to a maximum of 50,000 shares per year for any  Participant.  The Board may in its discretion  grant  options in addition to the options  subject to the  limitation  contained in the proceeding  sentence,  provided that option grants shall be considered as made under the proceeding sentence  to the extent the  limitation  is not  exceeded,  and any option  grants in excess of the limitation  contained in the  proceeding  sentence shall be considered as made under this sentence, and any  option  grants  made  under  this  sentence  shall  not be  treated  as  performance-based compensation for tax purposes.

                                                    E-12

                                                                                   EXHIBIT 10.31 (CONTINUED)

(2)      Unless  otherwise  determined by the  Committee,  a Stock Option granted under the Plan will become exercisable in whole or in part after the  commencement of the second year of the term of the Stock
         Option to the extent of one third of the  shares,  to the  extent of one third of the shares  after commencement of the third year, and to the extent of one third of the shares after  commencement of the fourth year.  The  Committee  will be authorized to establish the manner of exercise of a Stock
         Option.  The effective  date of the grant of a Stock Option will,  unless the  Committee  expressly determines  otherwise,  be the business day on which the Committee approves the grant of such Stock
         Option,  provided  that such grant will expire if a written  option  agreement is not signed by the
         Participant  receiving a Stock Option and delivered to the  Corporation  within thirty (30) days of such approval by the  Committee.  The option can be exercised in whole or in part through  cashless exercises  or  other  arrangements  through  agents,  including  stockbrokers,  under  arrangements established  by the  Corporation  by paying the  amounts  required  by  instructions  issued by the
         Secretary of the  Corporation  for the  exercise of the  options.  If an exercise is not covered by instructions  issued by the Corporate  Secretary,  the purchase  price is to be paid in full to the
         Corporation  upon the exercise of a Stock Option either (i) by cash including a personal check made payable to the  Corporation;  (ii) by  delivering  at Fair Market Value  unrestricted  Common Stock already  owned by the  Participant,  for six months or more if acquired  from the  Corporation,  or
         (iii) by any combination of cash and  unrestricted  Common Stock, and in either case, by payment to the  Corporation  of any  withholding  tax. In no event may successive  simultaneous  pyramiding be used to exercise an Option.  If  permitting  the  exercise of a Stock  Option at the time notice of intent is given by the Participant to the Corporation  would present a substantial  risk of causing an ownership  change under Section 382 of the Internal  Revenue Code, the Corporation may refuse to permit the exercise in which event as soon as the Corporation  determines  that a substantial  risk of causing an  ownership  change no longer  exists,  it will issue  shares of Common Stock equal in value to the  difference  between the exercise price per share and the market price per share times the  number of shares  covered by the  exercise  plus  interest  on the total for the period of the delay  calculated  at the composite  prime rate of interest to corporate  borrowers as published in
         The Wall Street Journal.  The Committee  also will be authorized in its discretion to prescribe in the option  agreement  for the  exercise  of the Stock  Option in  specific  installments.  A Stock
         Option  granted  under  the Plan will be  exercisable  during  such  period  as the  Committee  may determine,  and will be  subject to  earlier  termination  as  hereinafter  provided.  In no event, however,  may a Stock Option  governed by the Plan be exercised  after the  expiration of its term.
         Except as provided herein,  no Stock Option may be exercised at any time unless the Participant who holds the Stock  Option is then an  Employee.  The  Participant  who holds a Stock Option will have none of the rights of a shareowner  with respect to the shares subject to a Stock Option until such shares are issued upon the exercise of a Stock Option.  Shares which  otherwise  would be delivered to the  holder  of a  Stock  Option  may  be  delivered,  at the  election  of the  holder,  to the
         Corporation in payment of Federal,  state and/or local  withholding taxes due in connection with an exercise.

(3)      Neither  the  Corporation  nor  any  subsidiary  may  directly  or  indirectly  lend  money  to any
         Participant  for the purpose of assisting the  individual to acquire  shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

                                                    E-13

                                                                                   EXHIBIT 10.31 (CONTINUED)

(4)      In the event of the termination of the employment of a Participant  who holds an outstanding  Stock
         Option,  other than by reason of death, total and permanent  disability or a Qualified  Retirement, the Participant may (unless the Stock Option shall have been  previously  terminated)  exercise the
         Stock  Option at any time  within  three  (3)  months  after  such  termination,  but not after the expiration of the term of the grant,  to the extent of the number of shares which were  exercisable at the date of the  termination  of  employment.  Stock  Options  governed  by the Plan will not be affected by any change of employment so long as the Participant continues to be an Employee.

(5)      Except as provided in the last two  sentences  of this  Section  VII(5),  in the event of Qualified
         Retirement a  Participant  who holds an  outstanding  Stock Option may exercise the Stock Option to the extent the option is exercisable  or becomes  exercisable  under its terms,  at any time during the term of the option grant, and in the event of a total and permanent  disability,  a Participant who holds an  outstanding  Stock Option may exercise the Stock Option,  to the extent the option is exercisable  or becomes  exercisable  under its terms,  at any time  within  three years after such termination  or, if later,  the date on which the option becomes  exercisable  with respect to such shares,  but not after the  expiration of the term of the option  grant.  In the event of the death of a Participant  who holds an  outstanding  Stock  Option,  the Stock Option may be exercised by a legatee,  or by the personal  representatives  or distributees,  at any time within a period of two
         (2) years after  death,  but not after the  expiration  of the term of the grant.  If death  occurs while employed by the  Corporation or a subsidiary,  or during the three-year  period  specified in the first  sentence of this  paragraph,  options may be  exercised  to the extent of the  remaining shares covered by Stock Options  whether or not such shares were  exercisable at the date of death.
         If death occurs  during the  three-month  period  specified in Section  VII(4) Stock Options may be exercised  to the  extent  of the  number of shares  that  were  exercisable  at the date of death.
         Notwithstanding  the other provisions of this Section VII(5), no option which is not exercisable at the time of a retirement  shall become  exercisable  after such  retirement if, without the written consent of the  Corporation,  a  Participant  engages  in a  business,  whether as owner,  partner, officer,  employee,  or  otherwise,  which is in  competition  with the  Corporation  or one of its affiliates,  and if the  Participant's  participation in such business is deemed by the Corporation to be detrimental to the best interests of the  Corporation.  The  determination as to whether such business  is in  competition  with the  Corporation  or any of its  affiliates,  and  whether  such participation  by such person is  detrimental to the best  interests of the  Corporation,  shall be made by the  Corporation  in its  absolute  discretion,  and the decision of the  Corporation  with respect  thereto,  including its  determination  as to when the  participation  in such competitive business commenced, shall be conclusive.

                                                    SECTION VIII
                                                  RESTRICTED SHARES

(1)      In addition to the Restricted  Shares which the Committee may award pursuant to Section VI(4),  the
         Committee  also may award  Restricted  Shares to  individuals  recommended by management for either retention or performance purposes or as part of an employment agreement.

(2)      The  Participant  will be entitled to all  dividends  paid with  respect to all  Restricted  Shares awarded  under the Plan  during the period of  restriction  and will not be  required to return any such dividends to the  Corporation in the event of the  forfeiture of the  Restricted  Shares.  The
         Participant also will be entitled to vote Restricted Shares during the period of restriction.

                                                    E-14

                                                                                   EXHIBIT 10.31 (CONTINUED)

(3)      All Restricted  Share  certificates  awarded under the Plan are to be delivered to the  Participant with an appropriate legend imprinted on the certificate.

                                                     SECTION IX
                                     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      Notwithstanding  any other provision of the Plan, the option agreements may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares,  subject to each outstanding Stock Option,  the option prices in the event of changes in, or distributions  with respect to, the outstanding Common Stock by reason of stock dividends,  recapitalizations,  mergers, consolidations, split-ups,  combinations  or  exchanges  of shares,  spinoffs  and the like,  and,  in the event of any such changes in, or distribution  with respect to, the outstanding  Common Stock,  the aggregate number and class of shares available under the Plan shall be  appropriately  adjusted by the Committee,  whose  determination shall be conclusive.

                                                      SECTION X
                                             ADMINISTRATION OF THE PLAN

      Full power and authority to construe,  interpret and  administer  the Plan is vested in the Committee.
Decisions  of the  Committee  will be  final,  conclusive  and  binding  upon  all  parties,  including  the
Corporation,  shareowners  and  employees.  The  foregoing  will  include,  but will not be limited  to, all determinations  by the Committee as to (a) the approval of Employees for  participation in the Plan, (b) the amount of the Awards,  (c) the  performance  levels at which  different  percentages  of the Awards would be earned and all subsequent  adjustments to such levels and (d) the  determination  of all Awards.  Any person who accepts any Award hereunder agrees to accept as final,  conclusive and binding all determinations of the
Committee.  The Committee  will have the right,  in the case of employees not employed in the United States, to vary from the provision of the Plan to the extent the Committee  deems  appropriate  in order to preserve the incentive features of the Plan.

                                                 SECTION XI
                                               NON-ASSIGNMENT

      Awards  under  the Plan may not be  assigned  or  alienated.  In case of a  Participant's  death,  the amounts  distributable  to the deceased  Participant  under the Plan with respect to which a designation  of beneficiary  has been  made (to the  extent it is valid  and  enforceable  under  applicable  law)  shall be distributed  in  accordance  with  the Plan to the  designated  beneficiary  or  beneficiaries.  The  amount distributable to a Participant upon death and not subject to such a designation  shall be distributed to the
Participant's  estate.  If  there  is any  question  as to  the  right  of  any  beneficiary  to  receive  a distribution  under the Plan, the amount in question may be paid to the estate of the Participant,  in which event the Corporation will have no further liability to anyone with respect to such amount.

                                                    E-15

                                                                                   EXHIBIT 10.31 (CONTINUED)

                                                SECTION XII
                                           RIGHTS OF PARTICIPANT

      To the extent that any  Participant,  beneficiary  or estate  acquires a right to receive  payments or distributions  under the Plan, such right will be no greater than the right of a general unsecured  creditor of the  Corporation.  All  payments and  distributions  to be made  hereunder  will be paid from the general assets of the  Corporation.  Nothing  contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted  right or trust of any kind or fiduciary  relationship between the Corporation and any Participant, beneficiary or estate.

                                                SECTION XIII
                                   MODIFICATION, AMENDMENT OR TERMINATION

      The Committee may modify without the consent of the  Participant  (i) the Plan,  (ii) the terms of any option previously granted or (iii) the terms of Restricted Shares previously  awarded at any time,  provided that, no such modification  will,  without the approval of the shareowners of the Corporation,  increase the number of shares of Common Stock available hereunder.  The Committee may terminate the Plan at any time.

                                                SECTION XIV
                                           RESERVATION OF SHARES

      Each fiscal year,  there will be reserved for issue under the Plan one (1) percent of the  outstanding shares of Common Stock  including  Class B Common Stock of the  Corporation  as  determined by the number of shares  outstanding  as of the end of the  immediately  preceding  fiscal  year.  No more than Five  Hundred
Thousand  (500,000)  shares shall be granted as Incentive  Stock Options in any calendar  year.  Such shares may be in whole or in part,  as the Board of Directors  shall from time to time  determine,  authorized  and unissued  shares of Common Stock or issued  shares of Common Stock which shall have been  reacquired  by the
Corporation.  If less than one (1)  percent of the shares is  granted  or  awarded in any fiscal  year,  the difference  will be available  for use in the  following  year only and if not used in the  following  year, those shares will no longer be available.  Any shares  available from the prior year will be the last shares to be granted or awarded.

                                                 SECTION XV
                                             AGREEMENT TO SERVE

      Each Participant  receiving a Nonqualified  Stock Option or an Incentive Stock Option shall, as one of the terms of the  option  agreement,  agree to remain in the  service  of the  Corporation  or of one of its subsidiaries  for a period of at least one (1) year from the date of granting the option.  Such service will
(subject  to the  provisions  of any  contract  between  the  Corporation  or any such  subsidiary  and such
Participant)  be at the pleasure of the  Corporation or of such  subsidiary and at such  compensation as the
Corporation  or such  subsidiary  shall  determine from time to time.  Any  termination  of a  Participant's service for any reason other than death,  permanent and total disability or Qualified Retirement during such period  shall be  deemed a  violation  of the  Agreement  contained  in this  Section.  In the event of such violation,  any Nonqualified  Stock Option or Incentive Stock Option held by the Participant  under the Plan will  immediately be canceled.  Nothing in the Plan will confer on any  Participant any right to continue in the employ of the  Corporation or any of its  subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its  subsidiaries  to terminate a Participant's  employment at any time for any reason.

                                                    E-16

                                                                                   EXHIBIT 10.31 (CONTINUED)
                                                SECTION XVI
                                             CHANGE IN CONTROL

      Notwithstanding any provision  contained herein to the contrary,  in the event of a Change in Control, all awarded  Restricted  Shares will immediately be free of all  restrictions and performance  contingencies and will be deemed fully earned and not subject to forfeiture and all  outstanding  options  governed by the
Plan will be immediately  exercisable  and shall continue to be exercisable  for a period of three (3) years from the date of the Change in Control  regardless of the original term or  employment  status,  except that the term of any Incentive Stock Option shall not be extended beyond ten (10) years from the date of grant.

                                                SECTION XVII
                                           LIMITATION OF ACTIONS

      Every right of action by or on behalf of the Corporation or any shareowner  against any past,  present or future member of the Board of  Directors,  officer or Employee  arising out of or in connection  with the
Plan will,  irrespective of the place where action may be brought and irrespective of the place of residence of any such  director,  officer  or  employee,  cease and be barred by the  expiration  of three  years from whichever  is the later of (a) the date of the act or  omission  in  respect  of which  such right of action arises or (b) the first date upon which there has been made  generally  available to  shareowners  an annual report of the  Corporation  and a proxy  statement  for the annual  meeting  of  shareowners  following  the issuance of such annual report,  which annual report and proxy  statement  alone or together set forth,  for the related period,  the aggregate amount of Awards under the Plan during such period; and any and all right of action by an Employee (past,  present or future) against the Corporation  arising out of or in connection with the Plan  shall,  irrespective  of the place where  action may be  brought,  cease and be barred by the expiration  of three (3) years from the date of the act or omission in respect of which such right of action arises.

                                               SECTION XVIII
                                               GOVERNING LAW
      The Plan will be governed by and interpreted pursuant to the laws of the State of Delaware,  the place of incorporation of the Corporation.

                                                SECTION XIX
                                            SUBSIDIARIES' PLANS

      To the extent  determined by the Committee,  any  subsidiary  may,  without regard to the  limitations under the Plan, have a separate  incentive plan or program.  The Committee will have exclusive  jurisdiction and sole  discretion  to approve or  disapprove  any such plan or program and,  from time to time, to amend, modify,  or  suspend  any such plan or  program.  Individuals  eligible  for  Awards  under any such plan or program will not be considered  Employees eligible for Awards under the Plan, unless otherwise determined by the  Committee.  No provision of any such plan or program will be included in, or  considered a part of, the
Plan and any awards made under any such plan or program  will not be charged  against the  aggregate  amount available under the Plan unless otherwise determined by the Committee.

                                                 SECTION XX
                                               EFFECTIVE DATE

      The effective date of the Plan shall be December 16, 1993, if approved by the  shareowners at the 1994
Annual Meeting, and the Plan shall continue in effect for ten (10) years from the effective date.
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